Exhibit 99.1

Beeline Completes Strategic Divestiture to Accelerate Digital Mortgage, Title, and Equity Product Expansion

Providence, Rhode Island—(Newsfile Corp. - July 29, 2025) - Beeline Holdings, Inc. (NASDAQ: BLNE) (“Beeline” or the “Company”), the fast-growing digital mortgage platform redefining the path to homeownership, today announced it has disposed of its majority ownership in Bridgetown Spirits Corp. (“Spirits”) in exchange for $367,404 pursuant to a Debt Satisfaction Agreement. As a result, Spirits is no longer a subsidiary of the Company. This asset was the last asset held as a result of its forward merger completed on October 7, 2024 with Beeline Financial Holdings, Inc. The move reaffirms Beeline’s focus on proptech, mortgage, alternative equity products and generating SAAS revenue while strengthening its balance sheet.

The transaction closed on Friday, July 25th in which the common stock of Spirits held by the Company was disposed of to a group led by the former CEO of the Company and the President of Spirits, Geoffrey Gwin. As part of the transaction, Beeline will write off certain related accounts payable it had assumed as part of the merger and eliminate the need to fund and account for Spirits. Beeline also funded a $75,000 one-year senior secured term loan to Spirits and in exchange received a secured promissory note in the principal amount of $100,000 from Spirits.

Said Chris Moe, CFO of Beeline, “Beeline continues to make moves designed to position itself to capitalize on its new products, an emerging platform and in a market that is expected to recover in 2026. We continue to see strong quarterly revenue growth outpacing the industry averages. We are now in a position to exclusively focus on our business and Bridgetown can move its business forward as a private company allowing itself to focus on its unique Oregon-themed brands.”

Geoffrey Gwin, commented, “I want to thank Chris Moe, CFO and Nick Liuzza, CEO for driving this transaction from the Beeline side. We view the transaction as a win for both sides. Our team is excited to dig in as the next chapter for the Bridgetown Spirits has officially started.”

Beeline expects to report its earnings for the second quarter on August 14, 2025. On July 16, 2025, Ladenberg Thalman & Co. Inc. initiated coverage of Beeline and issued a “Buy rating” with a $4.50 price target. The closing price on Monday, July 28, 2025, was $2.14.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential future growth prospects of Beeline’s business and trends in the mortgage industry generally. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the continued strength of the U.S. economy, changes in interest rates, the future of U.S. tariff policy, Beeline’s need for additional capital to meet its future goals and milestone targets, Beeline’s ability to attract homeowners to its products and services, the ability of Beeline and third parties on which it depends to comply with applicable regulatory requirements, the risk that software and technology infrastructure on which Beeline depends fail to perform as designed or intended, and the Risk Factors contained in our Form 10-K filed April 15, 2025 and other filings with the Securities and Exchange Commission. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ir@makeabeeline.com